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                                 Exhibit 10.26
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                   AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

         AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (the "Amendment"), dated as of the 1st day of June, 1995, between SLM International, Inc., a Delaware corporation (the "Company"), and Howard J. Zunenshine ("Employee").

         WHEREAS, the parties hereto are party to that certain Executive Employment made as of the 1st day of January, 1993 (the "Employment Agreement");

         WHEREAS, Section 12.3 of the Employment Agreement provides that the Employment Agreement can only be modified by written agreement signed by the parties; and

         WHEREAS, the parties desire to modify the terms of their relationship and amend the Employment Agreement in order to reflect such modifications;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to such terms in the Employment Agreement.

         2. Stock Options. Section 3.3 of the Employment Agreement is hereby amended to add the following new paragraphs to the end of that Section:

         In addition, in the event (i) Employee elects to terminate his employment with the Company within six (6) months following the date on which a Change of Control or Total Liquidation occurs, or (ii) Employee's employment by the Company is terminated, other than for Cause, at any time (in either case, the "Termination Date"), then on the date three months after the Termination Date (the "Grant Date"). Employee shall receive options (the "Severance Options") to purchase the same number of shares of the Company's Common Stock as Employee was otherwise entitled to purchase on the Termination Date, less the number of shares of the Company's Common Stock that Employee purchases pursuant to the exercise of such options after the Termination Date and prior to the Grant Date, pursuant to outstanding options that had been granted to Employee prior to the Termination Date, whether those options are vested or unvested on the Termination Date and whether those options were granted pursuant to this Agreement or otherwise (the "Pre-Termination Options"), at exercise prices per share equal to
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         the exercise prices for the same number of Pre-Termination Options. In exchange for the grant of the Severance Options, all unexercised Pre-Termination Options shall be forfeited by Employees without further action. All of the Severance Options shall vest immediately on the Grant Date and shall be exercisable for a period of one year and nine months thereafter. The number of shares that may be purchased pursuant to the Severance Options shall be subject to adjustment as provided in
         Section 4.7 of the Agreement.

         Employee acknowledges and understands that the Severance Options will not be issued under the Company's 1991 Stock Option Plan. The Company hereby agrees to take all reasonable actions following the Termination Date to cause the Severance Options to be registered under the Company's Registration Statement on Form S-8, or to file and cause to become effective a new Registration Statement on Form S-8 covering the Severance Options, no later than the Grant Date. The Company further agrees to take all reasonable actions to cause such registration to remain effective until the expiration of the Severance Options. The Company shall be responsible for all costs and expenses related to the registration of the Severance Options.

         3. Special Termination Clause.

         (a) Section 7.1 of the Employment Agreement is hereby amended so that the phrase "or a Total Liquidation (as hereinafter defined)" is added in the second line after the close of the parenthesis at the start of that line.

         (b) Section 7.2 of the Employment Agreement is hereby amended so that the phrase "(other than from the Company)" in the first line of paragraph (A) shall be and hereby is deleted.

         (c) Section 7.2 of the Employment Agreement is hereby further amended to change the period to ", or" at the end of subparagraph (B) and to add the following new subparagraph (C) after the subparagraph (B) of the definition of "Change of Control."

                  (C) approval by the stockholders of the Company of any reorganization, merger, consolidation or other business combination, in each case with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger, consolidation or other business combination do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the surviving corporation, or the sale or lease of all or substantially all of the assets of the Company.

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         (d) Section 7.2 of the Employment Agreement is hereby further amended to add the following new paragraph at the end of the Section:

         For purposes of this Agreement, a "Total Liquidation" shall mean the dissolution or liquidation of the Company, whether in one or a series of related transactions, involving in the aggregate more than 60% of its total assets, with the total assets being measured immediately prior to the commencement, and after the completion, of any such transaction or series of related transactions.

         4. Continuing Effect. All provisions of the Employment Agreement not otherwise amended by this Amendment shall continue in full force and effect.

         5. Miscellaneous.

         (a) No changes, modifications or amendments shall be made to this Amendment, except in writing and signed by the parties hereto.

         (b) This Amendment shall be binding upon and shall inure to the benefit of the respective successors and assigns of the parties hereto.

         (c) This Amendment shall be governed by the laws of the State of New York.

         (d) This Amendment may be signed in counterparts, each of which shall be deemed an original and, when taken together, shall be deemed but one instrument.

         IN WITNESS WHEREOF, the parties hereto have signed this Amendment as of the date first hereinabove written.

SLM INTERNATIONAL, INC.

By:                                                 /s/ Howard J. Zunenshine
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Name:                                               Howard J. Zunenshine
Title:   Chairman of the Board


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